UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 15, 2014

GREAT PLAINS HOLDINGS, INC.
 (Exact name of registrant as specified in its charter)

Nevada	000-51872	87-0645394
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

4060 NE 95th Rd, Wildwood, FL	34785
(Address of principal executive offices)	(Zip Code)

(352) 561-8182
Registrant’s telephone number, including area code

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 15, 2014, George I. Norman resigned as a member of the board of directors of Great Plains Holdings, Inc. (the “Company”).  There were no disagreements between the Company and Mr. Norman as to the Company’s operations, policies (including accounting or financial policies) or practices.  In connection with Mr. Norman’s resignation, the Company entered into a Release Agreement dated August 15, 2014.  Under the terms of the Release Agreement, the Company paid Mr. Norman $4,450.00 in exchange for a release of all claims Mr. Norman had or may have had concerning the Company, its officers, directors, affiliates, subsidiaries, agents and attorneys. In addition, the Company agreed to release Mr. Norman from all claims the Company had or may have had concerning the Mr. Norman.

The foregoing description of the Release Agreement does not purport to be complete and is qualified in its entirety by the Release Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 which is incorporated herein by reference.

Item 9.01             Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Description of Exhibit

10.1	Release Agreement by the Company and George I. Norman dated August 15, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT PLAINS HOLDINGS, INC.
Date: August 15, 2014	By: /s/ Kent Campbell
Kent Campbell, Chief Executive Officer